                                                                   EXHIBIT 10.24

July 20, 2000



Mr. Matthew Bousquette
President Boys/Entertainment
Mattel, Inc.
333 Continental Boulevard
El Segundo, California  90245-5012

     Re:  Amendment to Your Employment Agreement
          --------------------------------------

Dear Matt:

          Pursuant to action taken by Mattel's Executive/Finance Committee of the Board of Directors of Mattel, Inc. on April 4, 2000, this letter agreement constitutes an amendment to your Employment Agreement with Mattel.

          Notwithstanding Section 5.4 of the Supplemental Executive Retirement Plan (the "Plan"), in the event that your employment with Mattel is terminated
(i) by Mattel without Cause (as defined in your Employment Agreement) or (ii) by you for Good Reason (as defined in your Employment Agreement) after you have attained fifty-two years of age, your benefits under the Plan shall be fully vested.

          I would appreciate it if you would sign, date and return a copy of this letter agreement to me. As such, it will constitute a written amendment to your Employment Agreement.


                              Sincerely yours,

                              MATTEL, INC.


                              By /s/ Alan Kaye
                                 ------------------------------------
                                 Alan Kaye, Senior Vice President
                                 Human Resources & Administration

Agreed to and accepted by:

/s/ Matthew Bousquette
________________________      Dated: July 23, 2000
Matthew Bousquette                   -------